                                      LEASE



         LEASE, dated as of February 1, 2003, between 345 W. 37TH CORP., a New York corporation, having an office at 341-345 West 37th Street, New York, New York 10018 (the "Landlord"), and G-III LEATHER FASHIONS INC., a New York corporation, having an office at 512 Seventh Avenue, New York, New York 10018 (the "Tenant").


                                   WITNESSETH:



                                   ARTICLE ONE

                      1. DEMISE OF PREMISES, TERM AND RENT

         1.1. The Landlord does hereby lease and demise to the Tenant, and the Tenant does hereby hire and take from the Landlord, subject and subordinate to the Qualified Encumbrances (as hereinafter defined) and upon and subject to the provisions of this Lease, for the term hereinafter stated, the space substantially as shown hatched on the diagram attached hereto as Exhibit A and designated as Suite 500 on the 5th Floor of the building known as 341-345 West 37th Street, New York, New York 10018 (the "Building"), situated upon a plot of land (the "Land") in the Borough of Manhattan, New York, New York, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are thereto attached (except items not deemed to be included therein and removable by the Tenant as provided in Article Four hereof) and three (3) parking spaces located on the Land and adjacent to the Building (the "Parking Spaces"); which space, fixtures, equipment, improvements, installations, appurtenances and Parking Spaces are sometimes herein collectively called the "Premises".

         1.2. The term of this Lease shall commence on February 1, 2003 and shall end on January 31, 2006, or on such earlier date upon which the term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law.

         1.3. The Premises, other than the Parking Spaces, may be used for the following, but no other, purposes, namely: warehousing and general office use. The Parking Spaces may be used only by the Tenant's employees, guests or invitees for the purpose of parking their motor vehicles while such persons are working at or visiting the Premises.

         1.4. The rent reserved under this Lease for the term of this Lease shall consist of fixed rent of (i) One Hundred Eighty Thousand Dollars ($180,000) for the Premises, other than the Parking Spaces, and (ii) Thirty-Six Thousand Dollars ($36,000) for the Parking Spaces, for an aggregate fixed rent of Two Hundred Sixteen Thousand Dollars ($216,000), payable in equal monthly installments in advance on the first day of each and every calendar month of the term of this Lease, plus (b) the additional rent payable as provided in this Lease; all to be paid to

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the Landlord, at its office as set forth above, or at such other place or places as the Landlord shall designate to the Tenant, in lawful money of the United States of America. If the termination date of the Lease term is other than the last day of a calendar month, fixed rent for the calendar month in which the Lease term shall terminate shall be appropriately adjusted on a prorated, per diem basis.

         1.5. The Tenant shall pay the fixed rent, additional rent and Billboard Rent (as that term is hereinafter defined in Article Thirty hereof) (collectively, "Rent") as and when the same shall become due and payable as provided in this Lease, without demand therefor, and without any setoff or deduction whatsoever, and keep, observe and perform, and permit no violation of, each and every provision contained in this Lease on the part of the Tenant to be kept, observed and performed.

         1.6. In determining the rentable area and, where applicable, the useable area of the Building or any portion thereof pursuant to any provision of this Lease, the rentable area or useable area of the Building or the portion, as the case may be, shall be the rentable area or useable area thereof in square feet determined in accordance with the Standard Method of Floor Measurement for Office Buildings approved by The Real Estate Board of New York, Inc., which became effective on January 1, 1987, assuming a 20% loss factor from rentable to useable. The parties agree that as of the date hereof the Premises contain 6,600 rentable square feet.

         1.7. The term "Qualified Encumbrances" means (a) matters of record affecting the Premises, Building or Land on the date of this Lease or hereafter,
(b) the underlying mortgages and underlying leases to which this Lease is subordinate pursuant to Article Thirteen, (c) any declaration of restrictions or other document in respect of the transfer of use or development rights, (d) any declaration or other document which subjects all or any portion of the Land and/or the Building to a condominium regime, (e) any preservation or similar easement, declaration or agreement containing covenants, restrictions or agreements in respect of the maintenance of the Building and/or the Land as a landmark site with or held by a governmental agency or an entity designated or accepted by a governmental agency, and (f) any special zoning district rules or regulations.

                                  ARTICLE TWO

                                  2. OCCUPANCY

         2.1. The Tenant has examined and shall accept the Premises in their existing condition and state of repair and understands that no work is to be performed by the Landlord in connection therewith.

         2.2. The Tenant by taking possession of any part of the Premises shall be conclusively deemed to have agreed that same was in satisfactory condition as of the date of such possession.


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                                 ARTICLE THREE

                               3. USE OF PREMISES

         3.1. The Tenant shall not, except with the prior written consent of the Landlord, use, or suffer or permit the use of, the Premises or any part thereof for any purpose other than the uses permitted in Article One, provided, that the portions, if any, of the Premises which are identified as toilets or utility areas shall be used by the Tenant only for the purposes for which they are designed and the portions, if any, of the Premises which are identified as storage areas shall be used only for storage purposes.

         3.2. The Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (including, without limitation, the installation or operation of any electrical, electronic or other equipment) which (i) would violate any provision of this Lease or is unlawful or in contravention of the Certificate of Occupancy for the Building, or (ii) in the reasonable judgment of the Landlord may in any way impair or interfere with any of the Building services or the proper and economic heating, air conditioning, cleaning or other servicing of the Building or the Premises or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any other tenant of the Building or impair the appearance of the Building; nor shall the Tenant use, or suffer or permit the use of, the Premises or any part thereof in any manner, or do, or suffer or permit the doing of, anything therein or in connection with the Tenant's business or advertising which, in the reasonable judgment of the Landlord, may be prejudicial to the business of the Landlord or the reputation of the Landlord or the Building or reflect unfavorably on the Landlord or the Building or confuse or mislead the public as to any connection or relationship between the Landlord and the Tenant.

         3.3. If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on in the Premises and, if the failure to secure such license or permit would, in any way, affect the Landlord, the Tenant shall promptly procure and thereafter maintain such license or permit, submit the same to inspection by the Landlord, and comply with the terms and conditions thereof.

                                  ARTICLE FOUR

                                  4. FIXTURES

         4.1. All fixtures, equipment, improvements and installations ("Fixtures") attached to, or built into, the Premises at the commencement of or during the term of this Lease, whether or not installed at the expense of the Tenant or by the Tenant, shall be and remain part of the Premises and be deemed the property of the Landlord and shall not be removed by the Tenant except as otherwise expressly provided in this Lease. All electric, plumbing, heating, sprinkling, elevator, fixtures and outlets, partitions, railings, gates, doors, vaults, stairs, paneling, molding, shelving, radiator enclosures, floors, and ventilating, silencing, air conditioning and cooling equipment shall be deemed to be included in Fixtures, whether or not attached to or built into the Premises. Notwithstanding the foregoing, the Tenant shall (i) close up any slab penetration in

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the Premises and (ii) remove from the Building all Fixtures furnished and installed in any part of the Premises (whether or not attached thereto or built therein) at the sole expense of the Tenant with respect to which no credit or allowance shall have been granted to the Tenant, as well as any safes, vault areas, lead-lined rooms, conveyors, pneumatic tubes, mechanical and electrical rooms and telephone switchrooms and the equipment therein. All such closing and removal shall be performed not later than the expiration or termination of the Lease and shall be performed subject to the provisions of this Lease, including, without limitation, subsection (e) of Article Six. The Tenant shall repair any damage to the Premises arising from such closing and removal described in the preceding sentence. The cost of repairing any damage to the Premises or the Building arising from such closing and removal described in the preceding sentences shall be paid by the Tenant upon demand. If any Fixture which as aforesaid may or is required to be removed by the Tenant is not so removed within the time above specified therefor, then the Landlord may at its election deem that the same has been abandoned by the Tenant to the Landlord, but no such election shall relieve the Tenant of its obligation to pay the cost and expense of removing the same or the cost of repairing damage arising from such removal. Notwithstanding the foregoing, the Landlord may, by notice to the Tenant, prohibit the closing of any slab penetration not theretofore closed and the removal of any or all items the Tenant is required to remove pursuant to this
Section 4.1 but has not theretofore removed.

         4.2. All the perimeter walls of the Premises, any balconies, terraces or roofs, if any, adjacent to the Premises (including any flagpoles or other installations on said walls, balconies, terraces or roofs), and any space in and/or adjacent to the Premises used for shafts, stairways, stacks, pipes, conduits, ducts, electric or other utilities, sinks, fans or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of such use and the operation, improvement, replacement, addition, repair, maintenance or decoration thereof, are expressly reserved to the Landlord.

                                  ARTICLE FIVE

                          5. ELECTRIC CURRENT AND WATER

         5.1. The Landlord shall furnish, through the existing transmission facilities installed by it in the Building, alternating electric current to the electric closets and panels provided by the Landlord and serving the Premises in such reasonable quantity as may be required for the Tenant's ordinary use of the Premises for the purposes herein specified, but such quantity shall not exceed, in the aggregate, an average of four watts per useable square foot of space in the Premises. Such alternating electric current shall be measured by an electronic meter or meters and meter equipment provided by the Landlord at the Tenant's cost and expense and installed by the Tenant at its cost at such location or locations as the Tenant shall select with the reasonable approval of the Landlord. The Tenant shall pay to the Landlord, as billed by the Landlord, at the end of each billing period of the public utility company then supplying such alternating electric current to the Building, an amount which shall be the sum of (i) one hundred percent (100%) of the product obtained by multiplying the Tenant's actual number of kilowatt hours and kilowatts of electric current consumed by the Tenant in such billing period by the amount charged the Landlord for use of the same by said public utility in such billing period plus (ii) any taxes applicable to the amount determined pursuant to the foregoing clause (i).

         5.2. The Landlord may, at its option, upon not less than thirty (30) days' prior written notice to the Tenant, discontinue the furnishing of electric current to the Premises or any part thereof and, in such event, the Tenant shall contract for the supplying of such electric current thereto with the public service company supplying electric current to the neighborhood, and the Landlord shall permit its risers, conduits and feeders serving the Premises, to the extent available, suitable and safely capable, to be used for the purpose of supplying such electric current.

         5.3. The Tenant shall purchase and install all lamps, starters and ballasts (including replacements thereof) used in the lighting fixtures in the Premises.

         5.4. Water will be furnished by the Landlord for normal use in lavatory and toilet facilities, if any, in the Premises. Where any water is otherwise furnished or any steam is furnished by the Landlord, the Tenant shall pay (i) the cost of supplying, installing and maintaining a meter to measure the water or steam so furnished, (ii) the reasonable charges of the Landlord for the water or steam so furnished and, in the case of water, for any required pumping and/or heating thereof, and (iii) any taxes, sewer rent or other charges which may be imposed by any government or agency thereof based upon the quantity of water or steam so furnished or the charge therefor.

         5.5. The Landlord shall in no way be liable for any failure, inadequacy or defect in the character or supply of electric current, water or steam furnished to the Premises except for actual damage suffered by the Tenant by reason of any such failure, inadequacy or defect caused solely by the gross negligence or willful misconduct of the Landlord.

                                  ARTICLE SIX

                              6. VARIOUS COVENANTS

         6.1. The Tenant shall:

         (a) take good care of the Premises, keep the Premises clean, and pay the cost of making good any injury, damage or breakage (including, without limitation, the cost of removing stains from floors and walls) done by the Tenant, any other occupant of the Premises (other than the Landlord), any affiliate thereof, or any of their respective employees, officers, directors, partners, contractors, agents, licensees or invitees (each, a "Tenant Party"), other than any damage with respect to which the Tenant is released from liability pursuant to Section 9.3.;

         (b) observe and comply with the rules and regulations annexed to, and made a part of, this Lease and such other and further rules and regulations as the Landlord hereafter at any time may make and communicate to the Tenant and which, in the judgment of the Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control;

         (c) permit the Landlord, any landlord under any of the underlying leases, any mortgagee under any of the underlying mortgages and any other party designated by the Landlord, and their respective representatives, to enter the Premises at such hours as shall not unreasonably interfere with the Tenant's business but without notice, for the purposes of inspection and permit them or any of their agents or contractors to enter at any time without notice in case of emergency and otherwise at any time with reasonable notice for the purpose of complying with any and all laws, ordinances, rules, orders and regulations of all governmental and quasi-governmental authorities and of all insurance bodies, at any time duly issued and in force (collectively, "Requirements") applicable to the Land, the Building or the Premises, or any part thereof, or exercising any right reserved to the Landlord under Article Eight or elsewhere by this Lease (it being understood that the parties specified in this subsection are third-party beneficiaries of the covenants specified in this subsection in the event of the Landlord's breach of any obligation it may have to any such party to exercise a right of access on such party's behalf);

         (d) make no claim against the Landlord or any landlord under any of the underlying leases for any injury or damage to the Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of the Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused solely by the gross negligence or willful misconduct of the Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or the Building, it being understood that no property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes specified in this Lease will be brought upon or kept in the Premises;

         (e) make no alteration, change, addition, improvement, repair or replacement (an "Alteration") in, to, or about the Premises, and do no work in such connection, without in each case the prior review and written consent of the Landlord, and then only by workmen and contractors acceptable to the Landlord, and upon terms and conditions and at times, consented to by the Landlord and in accordance with the rules, regulations and guidelines of the Landlord pertaining to the performance of such Alterations, and make no contract for nor employ any labor in connection with the maintenance, cleaning or other servicing of the Premises (a "Tenant Service") without like consent, which consents, to the extent granting same shall not impose any additional burden on the Landlord, but only in the case of nonstructural Alterations, shall not be unreasonably withheld; in addition, the Tenant shall:

                  (i) notwithstanding anything in this Lease to the contrary, make all changes (once reviewed and consented to by the Landlord), whether or not structural and whether or not in the Premises, required by any Requirement as a result of any Alteration or Tenant Service;

                  (ii) pay as and when the same become due and payable all charges incurred by it in connection with any Alteration (it being understood that any such consent may be conditioned upon the Landlord being furnished with such security as it shall reasonably determine to be adequate to insure such payment) including, but not limited to, the Landlord's reasonable charges for making such reviews and inspections as it may deem necessary or desirable in connection with the consideration of the granting of, and compliance with, any such consent;

                  (iii) if any notice or claim of any lien be given or filed by or against the Building or the Land for any work, labor or services performed, or for any materials, products or equipment used, furnished or manufactured for use, therein or thereon or in connection with the performance of any Alteration or Tenant Service, promptly, but in all events within thirty (30) days, discharge or remove the same by payment, bonding or otherwise;

                  (iv) notwithstanding any such review and consent, not permit the use of any contractors, workmen, labor, material or equipment in the performance of any Alteration or Tenant Service if the use thereof, in the Landlord's judgment, will disturb harmony with any trade engaged in performing any other work, labor or service in or about the Building or contribute to any labor dispute;

                  (v) permit no such work to be undertaken in connection with any Alteration or Tenant Service unless insurance protecting the Tenant and each of the Tenant's consultants, contractors and subcontractors, and the Indemnitees (as hereinafter defined), against liability for worker's compensation and for bodily injuries and death, as well as for property damage arising out of or in connection with the performance and completion of such Alteration, shall be procured and maintained in full force and effect throughout the prosecution thereof, at the sole cost and expense of the Tenant and/or its consultants, contractors and subcontractors; all such insurance to be commercially reasonable as to form, amounts and insurers and reasonably acceptable to the Landlord, and the Tenant will furnish to the Landlord certificates of such insurance prior to the commencement of such work; and

                  (vi) deliver, within thirty (30) days after completion of the Alteration, record drawings and specifications of the Premises reflecting the Alteration in form and substance reasonably acceptable to the Landlord;

         (f) not violate, or permit the violation of, any condition imposed by the standard fire insurance policy issued for office buildings in the Borough of Manhattan, New York, New York, and not do, suffer or permit anything to be done, or keep, suffer or permit anything to be kept, in the Premises, which would increase the fire or other casualty insurance rate on the Building or property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by the Landlord;

         (g) permit the Landlord to show the Premises at reasonable times during Business Hours (as hereinafter defined) to any lessee, or any prospective purchaser, lessee, mortgagee or assignee of any mortgage or underlying lease, of the Building and/or the Land or of the Landlord's interest therein, and their representatives, and during the 12 months preceding the expiration of this Lease with respect to any part of the Premises, similarly show such part to any person contemplating the leasing of all or a portion of the same;

         (h) at the expiration or any earlier termination of this Lease with respect to any part of the Premises, terminate its occupancy of, and quit and surrender to the

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Landlord, such part of the Premises broom-clean and in as good condition as it was at the commencement of such term, except for (1) ordinary wear and tear, and
(2) loss or damage by fire or other casualty which shall not have been occasioned by the fault of any Tenant Party or with respect to which the Tenant is released from liability pursuant to Section 9.3.;

         (i) at any time and from time to time upon not less than ten (10) days' prior notice by the Landlord, execute, acknowledge and deliver to the Landlord a statement of the Tenant (or if the Tenant is a corporation or a partnership, an appropriate officer or partner, as the case may be, of the Tenant) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent has been paid in advance, if any, stating whether or not to the best knowledge of the signer of such certificate the Landlord is in default in the keeping, observance or performance of any provision contained in this Lease and, if so, specifying each such default, and such other information as Landlord may reasonably request, it being intended that any such statement may be relied upon by any lessee or mortgagee, or any prospective purchaser, lessee or mortgagee or any assignee of any underlying mortgage (as defined in Article Thirteen hereof);

         (j) indemnify, and save harmless, the Landlord, and its agents and partners and its and their respective contractors, licensees, invitees, servants, officers, directors, agents and employees, any mortgagee under any underlying mortgage and any landlord under any of the underlying leases (the "Indemnitees") from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements incurred in the defense thereof) to which any Indemnitee may (except insofar as it arises solely out of the gross negligence or willful misconduct of any such Indemnitee in the operation and maintenance of the Building) be subject or suffer whether by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use of, or from any work or thing whatsoever done in, any part of the Premises during the term of this Lease or during the period of time, if any, prior to the commencement of such term that the Tenant may have been given access to such part for the purpose of doing work or otherwise, or as a result of any Tenant Party performing any such work or otherwise that subjects any Indemnitee to any Requirement to which such Indemnitee would not otherwise be subject, or arising from any condition of the Premises due to or resulting from any default by the Tenant in the keeping, observance or performance of any provision contained in this Lease or from any act or negligence of any Tenant Party; and

         (k) maintain, at all times during the term of this Lease and during any other times the Tenant is granted access to the Premises, a policy or policies of commercial general liability insurance (including, without limitation, insurance of the Tenant's contractual liability under this Lease) written on an occurrence basis with the premiums fully paid on or before the due date, issued by a reputable insurance company licensed to do business in the State of New York, having a minimum rating A- by A.M. Best & Company or such other financial rating as the Landlord may at any time consider appropriate, and reasonably acceptable to the Landlord. Such insurance shall afford minimum limits as the Landlord may reasonably designate from time to time, but in no event less than $2,000,000 per occurrence with a $4,000,000 aggregate in respect of injury or death to any number of persons and not less than

$1,000,000 for damage to or loss of use of property in any one occurrence. Each such policy shall provide that it cannot be cancelled except upon 30 days' prior notice to the Landlord and shall name the Indemnitees and such other designees as the Landlord may from time to time designate as additional insureds thereunder. The Tenant shall furnish original certificates of such insurance to the Landlord prior to the term commencement date (or any date on which the Tenant is granted earlier access) and thereafter not less than 30 days prior to the expiration of each such policy and any renewals or replacements thereof.

                                  ARTICLE SEVEN

                  7. ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

         7.1. The Tenant covenants, for the Tenant and its successors, assigns and legal representatives, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (it being agreed that (y) issuance by the Tenant of stock and/or the transfer of already-issued stock/partnership interest, in one or more transactions so as to transfer control or transfer 50% or more of an interest in the Tenant, other than through over-the-counter or national securities exchange transactions, or (z) sale or transfer of 25% or more of the assets of the Tenant in one or more transactions, other than in the ordinary course of business, shall, in either event, be deemed an assignment of this Lease), and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of the Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space, for mailing privileges or as a concession, by anyone other than the Tenant, or will be sublet, or offered or advertised for subletting; provided, however, that, if the Tenant is a corporation, the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which the Tenant is merged or with which the Tenant is consolidated (such corporation being hereinafter in this Article called the "Assignee") without the prior consent of the Landlord shall not be deemed to be prohibited hereby if, and upon the express conditions that, (i) the primary purpose for such merger or consolidation is other than the transfer of this Lease, (ii) the surviving entity has a net worth at least equal to that of the Tenant's on the date hereof or the date of merger or consolidation, whichever is greater, and (iii) at least thirty (30) days prior to the merger or consolidation, the Assignee shall have executed and delivered to the Landlord an agreement in form and substance satisfactory to the Landlord whereby the Assignee shall agree to be personally bound by and upon all the provisions set forth in this Lease on the part of the Tenant to be kept, observed or performed, and whereby the Assignee shall expressly agree that the provisions of this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

                                 ARTICLE EIGHT

                     8. CHANGES OR ALTERATIONS BY LANDLORD

         8.1. The Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways and other parts of the Building, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as it may reasonably deem necessary or desirable; provided, that the exercise of such rights shall not result in an unreasonable obstruction of the means of access to the Premises or unreasonable interference with the use of the Premises. Nothing in this Section or in Article Six shall be deemed to relieve the Tenant of any duty, obligation or liability to make any repair, replacement or improvement or comply with any Requirement.

                                  ARTICLE NINE

                            9. DAMAGE BY FIRE, ETC.

         9.1. If any part of the Premises shall be damaged by fire or other perils, the Tenant shall give prompt notice thereof to the Landlord and the Landlord shall proceed with reasonable diligence, subject to adjustment and collection of any insurance proceeds and the provisions of any Qualified Encumbrance, to repair such damage, and, if any part of the Premises shall be rendered untenantable by reason of such damage (including untenantability due to lack of access thereto), the annual fixed rent payable under this Lease, to the extent that such fixed rent relates to such part of the Premises, shall be abated for the period from the date of such damage to the date when such part of the Premises shall have been made tenantable or to such earlier date upon which either such part of the Premises would have been tenantable but for the act or omission of a Tenant Party, unless (a) the Landlord shall make available to the Tenant, during the period of such repair, other space in the Building reasonably suitable for the temporary carrying on of the Tenant's business, or (b) such fire or other damage shall have resulted from the negligence of any Tenant Party. The Landlord shall not be liable for any inconvenience or annoyance to the Tenant or injury to the business of the Tenant resulting in any way from such damage or the repair thereof. The Tenant understands that the Landlord will not carry insurance of any kind on (w) the Tenant's goods, furniture or furnishings, (x) on any Fixtures removable by the Tenant as provided in this Lease, (y) on Tenant improvements or betterments or (z) on any property in the care, custody and control of the Tenant, and that the Landlord shall not be obligated to repair any damage thereto or replace the same.

         9.2. If substantial alteration or reconstruction of the Building shall, in the opinion of the Landlord, be required as a result of damage by fire or other perils (whether or not the Premises shall have been damaged by such fire or other casualty), then this Lease and the term and estate hereby granted may be terminated by the Landlord by a notice, given within sixty (60) days of such damage specifying a date, not less than thirty (30) days after the giving of such notice, for such termination. In addition, if a substantial part of the Premises is rendered untenantable as a result of such damage by fire or other peril and it is determined by the Landlord that such part of the Premises cannot be made tenantable within a period of nine (9) months after the occurrence of such fire or other peril, then this Lease and the term and estate hereby granted may be terminated by the Landlord or the Tenant by a notice specifying a date, not less than thirty (30) days after the giving of such notice for such termination, which notice must be given within sixty (60) days of such damage. In the event of the giving of notice of termination, this Lease and the term and estate hereby granted shall expire as of the date specified in such notice with the same effect as if such date were the date initially specified in this Lease as the expiration date, and the fixed rent payable under this Lease shall be apportioned as of such date of termination, subject to abatement, if any, as and to the extent above provided.

         9.3. Nothing in this Lease shall relieve the Tenant from any liability to the Landlord or to its insurers in connection with any damage to the Premises or the Building by fire or other peril if the Tenant shall be legally liable in such respect, except that the Landlord and the Tenant hereby release each other with respect to any liability which the released party might otherwise have to the releasing party for any damage to the Building or the Premises or the contents thereof by fire or other peril occurring during the term of this Lease to the extent of the proceeds received under a policy or policies of insurance permitting such release. Each party will use best efforts to cause its property and/or other applicable insurance policy to include a provision permitting such a release of liability; provided, that if such a provision is obtainable from such insurer only at an additional expense, the insured party shall notify the other party and, unless the other party pays such additional expense within ten
(10) days thereafter, the insured party shall thereafter be free of its waiver of subrogation so long as an additional cost is required under the policy in question.

         9.4. This Lease shall be considered an express agreement governing any case of damage to or destruction of, or any part of, the Building or the Premises by fire or other peril, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

                                  ARTICLE TEN

                                10. CONDEMNATION

         10.1. If all of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title in such condemnation or taking. If only a part of the Premises shall be so condemned or taken, then the term and estate hereby granted with respect to such part of the Premises shall forthwith cease and terminate as of the date of vesting of title in such condemnation or taking and the annual fixed rent payable under this Lease, to the extent that such fixed rent relates to such part of the Premises, shall be abated for the period from the date of such vesting of title to the date specified in this Lease for the expiration of the full term of this Lease with respect to such part of the Premises. If only a part of the Building shall be so condemned or taken, then (a) if substantial alteration or reconstruction of the Building or the Premises shall, in the opinion of the Landlord, be necessary or desirable as a result of such condemnation or taking, this Lease and the term and estate hereby granted may be terminated by the Landlord within sixty (60) days following the date on which the Landlord shall have received notice of such vesting of title, by a notice to the Tenant specifying a date, not less than thirty (30) days after the Landlord's notice, for such termination, or (b) if such condemnation or taking shall be of a substantial part of the Premises or of a substantial part of the means of access thereto, this Lease and the term and estate hereby granted may be terminated by the Tenant, within sixty (60) days following the date upon which the Tenant shall have received notice of such vesting of title, by a notice to the Landlord specifying a date, not less than thirty (30) days after the Tenant's notice, for such termination, or (c) if neither the Landlord nor the Tenant elects to terminate this Lease, this Lease shall not be affected by such condemnation or taking, except that this Lease and the term and estate hereby granted with respect to the part of the Premises so condemned or taken shall expire on the date of the vesting of title to such part and except that the fixed rent payable under this Lease shall be abated to the extent, if any, hereinabove provided in this Article. If only a part of the Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the Premises are not terminated, the Landlord will proceed with reasonable diligence, subject to the provisions of any Qualified Encumbrance and without requiring the Landlord to expend more than it collects as an award therefor, to restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

         10.2. The termination of this Lease and the term and estate hereby granted in any of the cases specified in this Article shall be with the same effect as if the date of such termination were the date originally specified for the expiration of the full term of this Lease, and the fixed rent payable under this Lease shall be apportioned as of such date of termination.

         10.3. If there is any condemnation or taking of all or a part of the Building, the Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in the Tenant, and the Tenant hereby expressly assigns to the Landlord any and all right, title and interest of the Tenant now or hereafter arising in or to any such award or any part thereof, and the Tenant shall be entitled to receive no part of such award; provided, that the Tenant shall not be precluded from intervening for the Tenant's own interest in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which the Tenant may otherwise lawfully be entitled in such case in respect of property removable by the Tenant under Article Four or for moving expenses, but only to the extent such compensation does not reduce the award otherwise payable to the Landlord.

         10.4. If the whole or any part of the Premises, or of the Tenant's leasehold estate, shall be taken in condemnation proceedings or by any right of eminent domain for temporary use or occupancy, the foregoing provisions of this Article Ten shall not apply and the Tenant shall continue to pay, in the manner and at the times herein specified, the full amount of the rent and other charges payable by the Tenant under this Lease, and, except only to the extent that the Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, the Tenant shall perform and observe all of the other provisions of this Lease upon the part of the Tenant to be performed and observed, as though such taking had not occurred. In the event of any taking referred to in this Section 10.4., the Landlord shall be entitled to receive any portion of the condemnation proceeds paid as compensation for the cost of restoration of the Building and the Tenant shall be entitled to receive the balance of the condemnation proceeds paid for such taking, whether paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the expiration or termination of this Lease, in which case the balance of the condemnation proceeds shall be apportioned between the Landlord and the Tenant as of the date of the expiration or termination of this Lease. The Landlord shall, upon the expiration of any such period of temporary use or occupancy, restore the Building, as nearly as may be reasonably possible within the balance of the term of the Lease, to the condition in which the same was immediately prior to such taking, subject to the provisions of any Qualified Encumbrance and without requiring the Landlord to expend more than it collects as an award therefor.

                                 ARTICLE ELEVEN

                            11. COMPLIANCE WITH LAWS

         11.1. The Tenant shall comply with all Requirements applicable to the Premises or any part thereof, to the Tenant's use thereof or to the Tenant's observance of any provision of this Lease, except that the Tenant shall not be under any obligation to comply with any Requirement requiring any structural alteration of or in connection with the Premises solely by reason of the use thereof for any of the purposes permitted in Article One and not by reason of
(i) a condition which has been created by, or at the instance of, any Tenant Party, (ii) a breach by any Tenant Party of any provision of this Lease or (iii) a Requirement having as a primary purpose the benefit of disabled persons. Where any structural alteration of or in connection with the Premises is required by any such Requirement, and, by reason of the express exception specified above, the Tenant is not under any obligation to make such alteration, then the Landlord shall have the option of making such alteration or of terminating this Lease and the term and estate hereby granted by giving to the Tenant not less than thirty (30) days' prior notice of such termination; provided, that, if within fifteen (15) days after the giving of notice of termination, the Tenant shall request the Landlord to make such alteration at the expense of the Tenant, then such notice of termination shall be ineffective; the Landlord shall proceed with reasonable diligence to make such alteration and the Tenant shall pay to the Landlord all costs and expenses incurred by the Landlord in connection therewith and shall maintain on deposit with the Landlord such security for the payment of such costs and expenses as the Landlord shall from time to time request. For purposes of this Article, providing and installing of sprinklers shall be deemed to be a non-structural alteration.

         11.2. If a notice of termination shall be given by the Landlord under this Article and such notice shall not become ineffective as above provided, this Lease and the term and estate hereby granted shall terminate on the date specified in such notice with the same effect as if such date were the date originally specified for the expiration of this Lease, and the fixed rent payable under this Lease shall be apportioned as of such date of termination.

                                 ARTICLE TWELVE

                  12. ACCIDENTS TO SANITARY AND OTHER SYSTEMS

         12.1. The Tenant shall give to the Landlord prompt notice of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating, air conditioning, ventilating or other systems serving, located in, or passing through, the Premises. Any such damage or defective condition shall be remedied by the Landlord with reasonable diligence except to the extent Tenant is specifically required to remedy same under the terms of this Lease, but if such damage or defective condition (other than any damage with respect to which the Tenant is relieved from liability pursuant to
Section 9.3.) was caused by, or by the use by, any Tenant Party or is with respect to any Fixture, installed by or at the request of Tenant or in connection with the initial build-out of the Premises, the cost of the remedy thereof shall be paid by the Tenant upon demand. The Tenant shall not be entitled to claim any damages against the Landlord arising from any such damage or defective condition unless the same shall have been caused solely by the gross negligence or willful misconduct of the Landlord in the operation or maintenance of the Premises or the Building and the same shall not have been remedied by the Landlord with reasonable diligence after notice from the Tenant; nor shall the Tenant be entitled to claim any damages against any other party (including, without limitation, any third party vendor or other supplier of services to the Landlord) arising from any such damage or defective condition unless the same shall have been caused solely by the gross negligence or willful misconduct of such party in the operation or maintenance of the Premises or the Building and the same shall not have been remedied by such party with reasonable diligence after notice thereof; nor shall the Tenant be entitled to claim any eviction by reason of any such damage or defective condition unless the same shall have been caused solely by the gross negligence or willful misconduct of the Landlord in the operation or maintenance of the Premises or the Building and shall not have been made tenantable by the Landlord within a reasonable time after notice from the Tenant.

                                ARTICLE THIRTEEN

                               13. SUBORDINATION

         13.1. This Lease and the term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect the Premises, the Building and/or the Land, or the Landlord's interest therein (collectively, the "underlying mortgages"). This Lease shall also be subject and subordinate to any future ground or net lease of the Land and/or the Building. All of said leases as so modified, supplemented, extended and renewed are herein collectively called the "underlying leases". The foregoing provisions for the subordination of this Lease and the term and the estate hereby granted shall be self-operative and no further instrument shall be required to effect any such subordination; but the Tenant shall, from time to time, upon request by the Landlord, execute and deliver any and all instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same, and in the event that the Tenant shall fail to execute and deliver any such instrument, the Landlord, in addition to any other remedies, may, as the agent or attorney-in-fact of the Tenant, execute and deliver the same, and the Tenant hereby irrevocably constitutes and appoints the Landlord the Tenant's agent and attorney-in-fact, coupled with an interest, for such purpose. If the Landlord's interest in the Building or the Land shall be sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any underlying mortgage or by law or equity, or if the Landlord's interest in this Lease is assigned or conveyed to the landlord under any ground lease as a result of a default by the tenant under the ground lease and a resulting termination thereof, such person, firm or corporation succeeding to the Landlord's interest in the Building or Land or this Lease and each person, firm or corporation thereafter succeeding to its interest in the Building or the Land or this Lease (i) shall not be liable for any act or omission of the Landlord under this Lease occurring prior to such sale or conveyance, (ii) shall not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (iii) shall not be bound by any payment prior to such sale or conveyance of Rent for more than one month in advance (except prepayments in the nature of security for the performance by the Tenant of its obligations hereunder), (iv) shall not be bound by any amendment or modification of this Lease made (y) after notice to the Tenant of the execution of the underlying mortgage or underlying lease in question and (z) without the consent of such mortgagee or lessor (or their nominees, successors or assigns), where required, (v) shall not be bound by any covenant to perform (including, without limitation, any covenant to complete) any renovation or construction in connection with the Premises or the Building or to pay any sums to the Tenant in connection therewith, in either case arising or accruing prior to the date of such sale or conveyance of the Landlord's interest; and (vi) shall be liable for the performance of the other obligations of the Landlord under this Lease only during the period such successor landlord shall hold such interest.

         13.2. If this Lease and the term and estate hereby granted are subject and subordinate to any underlying lease, then the Tenant hereby agrees (a) that it will attorn to the lessor under said underlying lease effective as of the expiration or earlier termination of the term of said underlying lease and will recognize said lessor as the Landlord under this Lease, and (b) that, notwithstanding such expiration or earlier termination of the term of said underlying lease, this Lease shall continue for the balance of the term of this Lease in accordance with its provisions.

                                ARTICLE FOURTEEN

                                   14. NOTICES

         14.1. Any notice, consent, approval, request, communication, bill, demand or statement (collectively, "Notices") under this Lease by either party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight mail service to such other party and a receipt has been obtained or on the third day after being mailed in a postpaid envelope (registered or certified, return receipt requested) addressed to such other party, which address for the Landlord shall be as above set forth and for the Tenant shall be the Tenant's address at the Premises, or if the address of such other party for notices shall have been duly changed as hereinafter provided, if so mailed to such other party at such changed address. Either party may at any time change the address for Notices by a Notice stating the change and setting forth the changed address. If the term "Tenant" as used in this Lease refers to more than one person, any Notice to any one of such persons shall be deemed to have been duly given to the Tenant. If and to the extent requested by the Landlord, the Tenant shall give copies of all Notices to the Landlord to holders of underlying mortgages and underlying leases of which the Tenant has notice.

                                ARTICLE FIFTEEN

                          15. CONDITIONS OF LIMITATION

         15.1. This Lease and the term and estate hereby granted are subject to the limitation that:

         (a) if the Tenant shall default in the payment of any Rent and any such default shall continue for five (5) days after notice,

         (b) if the Tenant shall default in observing any provision of Article Three or of subsection (e) or (f) of Section 6.1. and such default shall continue and shall not be remedied by the Tenant within seventy-two (72) hours after notice,

         (c) if the Tenant shall default in observing any provision of this Lease (other than a default of the character referred to in subsection (a) or (b) of this Section), and if such default shall continue and shall not be remedied by the Tenant within fifteen (15) days after notice or, if such default cannot for causes beyond the Tenant's control, with due diligence be cured within said period of fifteen (15) days, if the Tenant (i) shall not, promptly upon the giving of such notice, give the Landlord notice of the Tenant's intention to duly institute all steps necessary to remedy such default, (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by the Landlord, which period shall in no event exceed ninety (90) days,

         (d) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the full term of this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than the Tenant (except as permitted under Article Seven), or if the Tenant shall desert or abandon the Premises or the same shall become vacant (whether or not the keys be surrendered or the rent is paid), or

         (e) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against the Tenant, or if the Tenant shall make a general assignment for the benefit of its creditors, or the Tenant shall receive the benefit of any insolvency or reorganization act, or if a receiver or trustee is appointed for any portion of the Tenant's property and such appointment is not vacated within sixty (60) days, or if an execution or attachment shall be issued under which the Premises shall be taken or occupied by anyone other than the Tenant, then in any of said cases the Landlord may give to the Tenant a notice of intention to end the term of this Lease, and, if such notice is given, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall terminate upon the expiration of five (5) days from the date the notice is deemed given with the same effect as if the last of said five (5) days were the date originally specified as the expiration of the full term of this Lease, but the Tenant shall remain liable for damages as provided in this Lease or pursuant to law. If this Lease shall have been assigned, the term "Tenant", as used in subsections (a) to (e), inclusive, of this Section 15.1., shall be deemed to include the assignee and the assignor or either of them under any such assignment unless the Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term "Tenant", as used in said subsections, shall not include the assignor so released.


                                ARTICLE SIXTEEN

                            16. RE-ENTRY BY LANDLORD

         16.1. If this Lease shall terminate under Article Fifteen, or if the Tenant shall default in the payment of any Rent on any date upon which the same becomes due, and if such default shall continue for five (5) days after the Landlord shall have given to the Tenant a notice specifying such default, the Landlord or the Landlord's agents and servants may immediately or at any time thereafter re-enter the Premises, or any part thereof in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that the Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words "re-enter", "re-entry", and "re-entering" as used in this Lease are not restricted to their technical legal meanings.

         16.2. If this Lease shall terminate under the provisions of Article Fifteen or if the Landlord undertakes any summary dispossess or other proceeding or action or other measure for the enforcement of its right of re-entry (any such termination of this Lease or undertaking by the Landlord being a "Default Termination"), the Tenant shall thereupon pay to the Landlord the Rent up to the time of such Default Termination, and shall likewise pay to the Landlord all such damages which, by reason of such Default Termination, shall be payable by the Tenant as provided in this Lease or pursuant to law. Also in the event of a Default Termination the Landlord shall be entitled to retain all moneys, if any, paid by the Tenant to the Landlord, whether as advance rent or as security for rent, but such moneys shall be credited by the Landlord against any Rent due from the Tenant at the time of such Default Termination or, at the Landlord's option, against any damages payable by the Tenant as provided in this Lease or pursuant to law.

         16.3. In the event of a breach or threatened breach on the part of the Tenant of any of its obligations under this Lease, the Landlord shall also have the right of injunction. The specified remedies to which the Landlord may resort under this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may lawfully be entitled at any time, and the Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for in this Lease.


                               ARTICLE SEVENTEEN

                                  17. DAMAGES

         17.1. If there is a Default Termination of this Lease, the Tenant shall pay to the Landlord as damages, at the election of the Landlord, either:

         (a) a sum which, at the time of such Default Termination, represents the then present value (such computation to be made by using the then prevailing rate of most recently issued bonds or notes issued by the United States Treasury having a maturity closest to but not exceeding the period commencing with the day following the date of such Default Termination and ending with the date originally specified as the expiration date of this Lease (the "Remaining Period")) of the excess, if any, of (1) the aggregate of the fixed rent and the additional rent under Article Twenty-four (if any) which, had this Lease not so terminated, would have been payable under this Lease by the Tenant for the Remaining Period over (2) the aggregate rental value of the Premises for the same period, or

         (b) sums equal to the aggregate of the fixed rent and the additional rent under Article Twenty-four (if any) which would have been payable by the Tenant had this Lease not terminated by such Default Termination, payable upon the due dates therefor specified in this Lease following such Default Termination and until the date originally specified as the expiration of this Lease; provided, that if the Landlord shall relet all or any part of the Premises for all or any part of the Remaining Period (the Landlord having no obligation to so relet the Premises), the Landlord shall credit the Tenant with the net rents received by the Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by the Landlord from such reletting the expenses incurred by the Landlord in terminating this Lease and re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall the Tenant be entitled to receive any excess of such net rents over the sums payable by the Tenant to the Landlord, (ii) in no event shall the Tenant be entitled, in any suit for the collection of damages pursuant to this subsubsection (b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by the Landlord prior to the commencement of such suit, and (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.

         17.2. For the purposes of this Article, the amount of additional rent which would have been payable by the Tenant under Article Twenty-four for each Tax Year or Operating Year (as those terms are defined in Article Twenty-four) ending after such Default Termination shall be in an amount as shall be reasonably determined by the Landlord. Suit or suits for the recovery of any damages payable by the Tenant, or any installments thereof, may be brought by the Landlord from time to time at its election, and nothing in this Lease shall be deemed to require the Landlord to postpone suit until the date when the term of this Lease would have expired but for such Default Termination.

         17.3. Nothing in this Lease shall be construed as limiting or precluding the recovery by the Landlord against the Tenant of any sums or damages to which, in addition to the damages specified above, the Landlord may lawfully be entitled by reason of any default under this Lease on the part of the Tenant.

                                ARTICLE EIGHTEEN

                             18. WAIVERS BY TENANT

         18.1. The Tenant, for itself and all other Tenant Parties, and on behalf of any and all persons, firms, entities and corporations claiming through or under any Tenant Party, including, without limitation, creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the full term hereby demised after the Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as provided in this Lease or pursuant to law. The Tenant also waives (a) the right of the Tenant to trial by jury in any summary dispossess or other proceeding that may hereafter be instituted by the Landlord against the

Tenant with respect to the Premises or in any action that may be brought to recover rent, damages or other sums payable under this Lease, and (b) the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess of a tenant for nonpayment of rent, and of any other law of like import now or hereafter in effect. If the Landlord commences any such summary dispossess proceeding, the Tenant will not interpose any counterclaim of whatever nature or description in such proceeding, other than a compulsory counterclaim.

                                ARTICLE NINETEEN

                              19. TENANT'S REMOVAL

         19.1. Any personal property which shall remain in any part of the Premises after the expiration or termination of the term of this Lease with respect to such part shall be deemed to have been abandoned, and either may be retained by the Landlord as its property or may be disposed of in such manner as the Landlord may see fit at the Tenant's cost; provided, that the Tenant will, upon request of the Landlord, remove from the Building any such personal property by the later of the expiration or termination of this Lease or thirty
(30) days after the Landlord's request.

         19.2. If during the last month of the term of this Lease with respect to any part of the Premises, such part of the Premises shall no longer be occupied by the Tenant in the conduct of its business, the Landlord may, and the Tenant hereby irrevocably grants to the Landlord a license to, enter such part of the Premises and make such alterations in and redecorate such part of the Premises as the Landlord shall determine in its sole discretion and the Tenant shall not be entitled to any abatement of fixed rent or other compensation on account thereof.

                                 ARTICLE TWENTY

                    20. ELEVATORS, CLEANING, SERVICES, ETC.

         20.1. The Landlord will (i) supply, during Business Hours, an elevator for the transmission of freight and/or passengers to the floor on which the Premises is located, (ii) subject to any applicable policies or regulations adopted by any utility or governmental authority, supply during Business Hours in the heating season heat for the warming of the Premises and the public portions of the Building, and (iii) subject to any applicable policies or regulations adopted by any utility or governmental authority, supply during Business Hours air conditioning (including cooling during the cooling season as, in the Landlord's judgment, may be necessary) and ventilation to all portions of the Premises, if any, which are served by the Building's air conditioning and ventilation systems. No representation is made by the Landlord with respect to the adequacy or fitness of such air conditioning or ventilation. Unless otherwise provided in this Lease, "Business Hours", means the generally customary daytime business hours of the Tenant (but not before 8:00 A.M. or after 6:00 P.M.) of days other than Saturdays, Sundays and, as established by the Landlord, holidays.

         20.2. The Landlord shall, when and to the extent reasonably requested by the Tenant, and to the extent available furnish (i) additional heating and/or ventilating and (ii) cleaning services, all upon such reasonable terms and conditions as shall be determined by the Landlord, including the payment by the Tenant of the Landlord's reasonable charge therefor. The Tenant will also pay the Landlord's reasonable charge for
(a) any cleaning of the Premises required because of the carelessness or indifference of any Tenant Party or because of the nature of any Tenant Party business, and (b) the removal of any refuse and rubbish of any Tenant Party from the Premises and the Building.

         20.3. The Landlord reserves the right, without liability to the Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, elevator, lighting, ventilating, air conditioning, power, water, cleaning or other service and to interrupt the use of any Building facilities, at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, the making of repairs, alterations or improvements, inability to secure a proper supply of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of the Landlord.

                               ARTICLE TWENTY-ONE

                  21. LEASE CONTAINS ALL AGREEMENTS-NO WAIVERS

         21.1. This Lease contains all of the understandings relating to the leasing of the Premises and the Landlord's obligations in connection therewith and neither the Landlord nor any agent or representative of the Landlord has made or is making, and the Tenant in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Lease. All understandings and agreements, if any, heretofore had between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties.

         21.2. The failure of the Landlord to insist in any instance upon the strict keeping, observance or performance of any provision of this Lease or to exercise any election in this Lease shall not be construed as a waiver or relinquishment for the future of such provision, but the same shall continue and remain in full force and effect. No waiver or modification by the Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the Landlord. No surrender of possession of the Premises or of any part thereof or of any remainder of the term of this Lease shall release the Tenant from any of its obligations under this Lease unless accepted by the Landlord in writing. The receipt and retention by the Landlord of Rent from anyone other than the Tenant shall not be deemed a waiver of the breach by the Tenant of any provision in this Lease, or the acceptance of such other person as a tenant, or a release of the Tenant from its further observance of the provisions of this Lease. The receipt and retention by the Landlord of Rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach.

                               ARTICLE TWENTY-TWO

                         22. PARTIES BOUND; EXCULPATION

         22.1. The provisions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties to this Lease except that (1) no violation of the provisions of Article Seven shall operate to vest any rights in any successor, assignee or legal representative of the Tenant and (2) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article Fifteen. The obligations of the Landlord under this Lease shall not, however, be binding upon the Landlord herein named (or any transferee of its interest in the Building or the Premises) with respect to the period subsequent to the transfer of its interest in the Building or the Premises (a lease of the entire interest being deemed such a transfer).

         22.2. The Tenant shall look solely to the Landlord's interest in the Land and the Building (or the proceeds thereof) for the satisfaction of any monetary claim under this Lease, or for the collection of any judgment (or other judicial process) based thereon, and no other property or assets of the Landlord (or any affiliate, shareholder, director, officer, employee, partner, agent, representative, or beneficiary of the Landlord, disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedure for the satisfaction of such claim or judgment (or other judicial process).

                              ARTICLE TWENTY-THREE

                 23. CURING TENANT'S DEFAULTS-ADDITIONAL RENTS

         23.1. If the Tenant shall default in the observance of any provision of this Lease, the Landlord, without thereby waiving such default, may perform the same for the account and at the expense of the Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default unreasonably interferes with the use by any other tenant of any space in the Building or with the efficient operation of the Building or will result in a violation of any Requirement applicable to the Land, the Building or the Premises or any part thereof, to the Tenant's use thereof or to the Tenant's observance of any provision of this Lease, or in a cancellation of an insurance policy maintained by the Landlord, and (b) in any other case if such default continues after fifteen (15) days from the date of the giving by the Landlord of notice of the Landlord's intention so to perform the same, provided, however, that if the Tenant's default constitutes a default under any underlying lease or underlying mortgage and the lessor or mortgagee thereof notifies the Landlord of such default, then if the cure period afforded the Tenant extends beyond the tenth day preceding the end of the cure period permitted to the Landlord under the underlying lease or underlying mortgage, the Landlord may so notify the Tenant, in which event the Landlord's right to cure the Tenant's default will commence upon such tenth day. All costs and expenses incurred by the Landlord in connection with any such performance by it for the account of the Tenant and all costs and expenses, including reasonable counsel fees and disbursements incurred by the Landlord in any action or proceeding (including any summary dispossess proceeding) brought by the Landlord to enforce any obligation of the Tenant under this Lease and/or right of the Landlord in or to the Premises, shall be paid by the Tenant to the Landlord upon demand. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease (including the rules and regulations referred to in this Lease) are incurred by the Landlord and payable to it by the Tenant and all charges, amounts and sums payable to the Landlord by the Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of the Tenant, are provided, furnished or rendered by the Landlord shall become due and payable by the Tenant to the Landlord in accordance with the terms of bills therefor to be rendered by the Landlord to the Tenant. If any cost, expense, charge, amount or sum referred to in this Section or elsewhere in this Lease is not paid when due as provided in this Lease, the same shall become due by the

Tenant as additional rent under this Lease. If any Rent or damages payable under this Lease is not paid when due, the same shall bear interest at the rate of 2% per month (but in no event at a rate in excess of that permitted by law) from the due date thereof until paid and the amount of such interest shall be deemed additional rent under this Lease. If there is a nonpayment by the Tenant of any such additional rent and/or any other additional rent becoming due under this Lease, the Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of default by the Tenant in the payment of the fixed rent. If the Tenant is in arrears in payment of Rent, the Tenant waives the Tenant's right, if any, to designate the items against which any payments made by the Tenant are to be credited, and the Landlord may apply any payments made by the Tenant to any items the Landlord sees fit, irrespective of and notwithstanding any designation or request by the Tenant as to the items against which any such payments shall be credited. The Landlord reserves the right, without liability to the Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to the Tenant any property, material, labor, utility or other service, wherever the Landlord is obligated to furnish or render the same at the expense of the Tenant, in the event that (but only so long as) the Tenant is in arrears in paying the Landlord therefor at the expiration of five (5) days after the Landlord shall have given to the Tenant notice demanding the payment of such arrears.

                              ARTICLE TWENTY-FOUR

                  24. REAL ESTATE TAXES AND OPERATING EXPENSES

         24.1. The following terms shall have the meanings set forth below:

         "Landlord's Statement" means an instrument or instruments stating either (i) the Taxes for any Tax Year, or (ii) the Operating Expenses for any Operating Year.

         "Taxes" shall include the aggregate amount of (i) all real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges, business improvement district impositions and any other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Land or the Building, and (ii) any expenses (including attorneys' fees and disbursements and experts' and other witness' fees) incurred in contesting any of the foregoing or the assessed value of all or any part of the Land or the Building. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of any Taxes there shall be assessed, levied or imposed (A) a tax, assessment, levy, imposition or charge based on the rents received from the Land or the Building, whether or not wholly or partially as a capital levy or otherwise, (B) a license fee measured by the rents, or (C) any other tax, assessment, levy, imposition, charges or license fee however described, measured by or based in whole or in part upon all or any part of the Land or the Building and imposed upon the Landlord, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes. Taxes shall not include franchise, gift, inheritance, estate, sales or gross receipts taxes imposed upon the Landlord by any governmental authority.

         "Excess Taxes" shall mean the amount equal to the difference between
(i) Taxes for any Tax Year, and (ii) Taxes for the Tax Year ending June 30, 2003. In the event that Taxes for any specific Tax Year are less than the Taxes for the Tax Year ending June 30, 2003, then Excess Taxes shall be zero.

         "Tax Year" means the period July 1 through June 30 (or such other period as may be duly adopted by the City of New York as its fiscal year for real estate tax purposes), all or any portion of which falls within the Lease term.

         "Tenant's Projected Tax Payment" means the Landlord's estimate of the Tenant's Tax Payment for the then current Tax Year, payable in equal monthly installments by the Tenant to the Landlord as additional rent, which may be revised by the Landlord from time to time during any Tax Year.

         "Tenant's Share" means eighteen percent (18%).

         "Tenant's Tax Payment" means Tenant's Share of the Excess Taxes for any Tax Year.

         "Operating Year" means each calendar year, all or any portion of which falls within the Lease term.

         "Operating Expenses" shall include the aggregate of all costs and expenses (and taxes, if any, thereon) paid or incurred by or on behalf of the Landlord (whether directly or through independent contractors) in accordance with generally accepted accounting principles consistently applied in respect of the operation, maintenance, repair, replacement, management and security of the Land and the Building, including insurance premiums (and the additional costs, if any, of commercially reasonable endorsements and waiver of the insurer's right of subrogation), the cost of electricity, gas, oil, steam, water, air conditioning and other fuel and utilities serving common areas of the Building (i.e., areas not leased to the Tenant or other tenants of the Building which are used or usable for the benefit of all tenants generally), the reasonable costs of leasing and operating any Building management office at the Building, attorneys' fees and disbursements and auditing, management and other professional fees and expenses, and cleaning and janitorial services for common areas, but specifically excluding (i) Taxes, (ii) franchise or income taxes imposed upon the Landlord, (iii) mortgage amortization and interest, (iv) leasing commissions, (v) the cost of tenant installations and decorations incurred in connection with preparing space for a new tenant, (vi) the cost of electricity supplied to Building tenants (including the Tenant) for their separate use which is paid for by such tenants, (vii) administrative salaries and wages of the Landlord's employees above the grade of Building manager,
(viii) ground rent, (ix) the cost of repairs or other work incurred by reason of fire, windstorm or other casualty, except those expenses not covered by insurance proceeds and (x) the cost of capital improvements or alterations, except for capital improvements which (A) are required in order to comply with Requirements, (B) constitute improvements or replacements to structural elements of the Building or Building systems made following the expiration of the useful lives thereof, or (C) result in reducing Operating Expenses (as, for example, a labor-saving improvement). The cost of such capital improvements, amortized on a straight-line basis, with interest at the rate of ten percent (10%) per annum, shall be added to Operating Expenses for each Operating Year during the Lease term from and after the date any such capital improvement is made. If the occupancy of the Building during any Operating Year is less than ninety-five percent (95%), the Landlord shall make an appropriate adjustment of the variable components of Operating Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied. For purposes hereof, "variable components" shall include only those components of Operating Expenses that are directly affected by variations in occupancy levels.

         "Excess Operating Expenses" shall mean the amount equal to the difference between (i) Operating Expenses for any Operating Year, and (ii) Operating Expenses for the twelve (12)-month period ended December 31, 2002 ("Base Operating Year"). In the event that Operating Expenses for any specific Operating Year are less than the Operating Expenses for the Base Operating Year, then Excess Operating Expenses shall be zero.

         "Tenant's Operating Payment" means Tenant's Share of the Excess Operating Expenses payable for any Operating Year.

         "Tenant's Projected Operating Payment" means the Landlord's reasonable estimate of Tenant's Operating Payment for the then current Operating Year, payable in equal monthly installments by the Tenant to the Landlord as additional rent, which may be revised by the Landlord from time to time during any Operating Year.

                  24.2. (a) During the Lease term, the Tenant shall pay Tenant's Tax Payment to the Landlord commencing on and as of July 1, 2003, and Tenant's Operating Payment to the Landlord commencing on and as of February 1, 2003. The Tenant shall pay Tenant's Projected Tax Payment and Tenant's Projected Operating Payment to the Landlord on each fixed rent payment date ("Payment Date") from and after the respective dates set forth in the preceding sentence. Notwithstanding the foregoing, the Landlord may elect to collect Tenant's Tax Payment in full or in quarterly or biannual or other installments on any Payment Date the Landlord designates in writing. If the Landlord shall fail to provide to the Tenant a statement of Tenant's Projected Tax Payment or Tenant's Projected Operating Payment for any Tax Year or Operating Year, or shall revise Tenant's Projected Tax Payment or Tenant's Projected Operating Payment during any Tax Year or Operating Year, then until such statement or revised statement is provided to the Tenant, the Tenant shall continue to pay Tenant's Projected Tax Payment and Tenant's Projected Operating Payment in the amount payable by the Tenant in respect of the preceding Tax Year or Operating Year.

         (b) After the end of each Tax Year and Operating Year, the Landlord shall furnish to the Tenant a Landlord's Statement for such Tax Year and Operating Year. Each such Landlord's Statement shall be accompanied by a computation of the actual amount of Taxes and Operating Expenses for the Land and the Building for the preceding Tax Year or Operating Year. If any Landlord's Statement shall show that the sums paid by the Tenant resulted in (i) an underpayment by the Tenant of Tenant's Tax Payment or Tenant's Operating Payment, the Tenant shall pay to the Landlord the amount of the underpayment within thirty (30) days after notice from the Landlord, or (ii) an overpayment by the Tenant of Tenant's Tax Payment or Tenant's Operating Payment, the Landlord shall apply a credit in the amount of the overpayment against the next installments of additional rent payable by the Tenant under this Lease, and if any such credit remains outstanding as of the expiration or termination date of the Lease term and there is no default by the Tenant in the performance of its Lease obligations which is then continuing beyond the expiration of any applicable notice and cure period(s), the Landlord will pay the amount thereof to the Tenant within ninety (90) days thereafter. Each of the parties' respective obligations under this Lease in the case of overpayment or underpayment shall survive the expiration or earlier termination of this Lease.

         (c) Only the Landlord shall be eligible to institute Tax reduction or other proceedings to reduce the assessed value of the Land and/or the Building, and the filing of any Tax reduction or other proceedings by the Tenant without the Landlord's prior consent shall constitute a default under this Lease. If during the Lease term the Landlord shall receive a refund or reduction of Taxes for any Tax Year after the Tax Year ending June 30, 2003, or any Tax abatement, exemption or deferral, the Landlord shall, within thirty (30) days after such refund, discount, abatement or other benefit is actually received or credited against Taxes then due and payable, either pay to the Tenant, or at the Landlord's election, credit against the future installments of fixed rent due under this Lease, an amount equal to Tenant's Share of the refund or reduction, provided that such amount shall not exceed Tenant's Tax Payment paid for such Tax Year. Nothing herein contained shall obligate the Landlord to file any application or institute any proceeding seeking a reduction in Taxes or the assessed value of the Land and/or the Building.

         (d) Tenant's Tax Payment shall be made as provided in this Section 24.2 regardless of the fact that the Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of the Tenant's tax exempt status or for any other reason whatsoever.

                              ARTICLE TWENTY-FIVE

                               25. MISCELLANEOUS

         25.1. Without incurring any liability to the Tenant, the Landlord may permit access to the Premises and open the same, whether or not the Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, the Tenant's property or for any other purpose (but this provision and any action by the Landlord hereunder shall not be deemed a recognition by the Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal government.

         25.2. If an excavation shall be made upon any land adjacent to the Building, or shall be authorized to be made, the Tenant shall afford to the person causing or authorized to cause such excavation a license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage, all without any claim for damages or indemnity against the Landlord or diminution or abatement of rent.

         25.3. The Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when the Tenant is in default under this Lease. With respect to any such exercise, time shall be of the essence.

         25.4. The headings of the Articles of this Lease are for convenience only and are not to be considered in construing said Articles. The Tenant understands, acknowledges and agrees that (a) this Lease has been freely negotiated by both parties hereto with the assistance of competent counsel, and
(b) in any controversy, dispute, contest, proceeding or action over the meaning, interpretation, validity or enforceability of this Lease, or any term, provision, agreement or condition herein, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of such party having drafted, or caused to be drafted, this Lease or any portion hereof, and, to the fullest extent possible, this Lease and all of its provisions shall be construed without regard to any presumption or other rule requiring construction against the party drafting, or causing to be drafted, this Lease.

         25.5. If the Tenant holds-over in the Premises after the expiration or termination of this Lease without the consent of the Landlord, the Tenant shall:

         (a) pay as hold-over rental for each month of the hold-over tenancy an amount equal to the greater of (i) one and one-half times the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or
(ii) one and one-half times the Rent which Tenant was obligated to pay for the month immediately preceding the expiration or termination of this Lease;

         (b) be liable to the Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by the Landlord for all or any part of the Premises (a "New Tenant") in order to induce such New Tenant not to terminate its lease by reason of the holding-over by the Tenant and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by the Tenant; and

         (c) indemnify the Landlord against all claims for damages by any New Tenant.

         No holding-over by the Tenant, nor the payment to the Landlord of the amounts specified above, shall operate to extend the term of this Lease.

         25.6. Any obligation of the Landlord or the Tenant which by its nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after the expiration or earlier termination of this Lease, and any liability for a payment which shall have accrued to or with respect to any period ending at the time of such expiration or termination, unless expressly otherwise provided in this Lease, shall survive the expiration or earlier termination of this Lease.

         25.7. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         25.8. It is the intention of the Landlord and the Tenant to create the relationship of landlord and tenant, and no other relationship whatsoever, and nothing herein shall be construed to make the Landlord and the Tenant partners or joint venturers, or to render either party hereto liable for any of the debts or obligations of the other party.

         25.9. The Landlord and the Tenant acknowledge that (i) improvements (including Fixtures) made or installed by the Tenant in the Premises do not constitute consideration for the granting of this Lease to the Tenant and (ii) there has been no adjustment in the fixed or additional rent payable under this Lease on account of such improvements (including Fixtures).

         25.10. If there is any payment required to be made by the Tenant under this Lease for which no time period is stated within which the payment must be made, such payment shall be made within thirty (30) days after demand by the Landlord.

                               ARTICLE TWENTY-SIX

                            26. INTENTIONALLY OMITTED

                              ARTICLE TWENTY-SEVEN

                            27. BROKERAGE COMMISSION

         27.1. The Tenant represents that it has dealt with no brokers in connection with this Lease. The Tenant shall indemnify, defend (with legal counsel reasonably acceptable to the Landlord) and hold harmless the Indemnitees from and against all liability, claims, suits, demands, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements incurred in the defense thereof) to which the Indemnitees may be subject or suffer by reason of any claim made by any person, firm or corporation for any commission, expense or other compensation as a result of the execution and delivery of this Lease or the demising of the Premises by the Landlord to the Tenant pursuant to this Lease.

                              ARTICLE TWENTY-EIGHT

                               28. QUIET ENJOYMENT

         28.1. If, and so long as, the Tenant performs each and every provision in this Lease on the part of the Tenant to be performed, the Tenant shall quietly enjoy the Premises without hindrance or molestation by the Landlord subject, however, to the provisions of this Lease and to the Qualified Encumbrances.

                              ARTICLE TWENTY-NINE

                            29. HAZARDOUS SUBSTANCES

         29.1. The Tenant shall not (i) cause or permit to be brought to the Building or the Land any hazardous substances, (ii) cause or permit the storage or use of hazardous substances in any manner not permitted by any Requirements applicable to the Land, the Building or the Premises or any part thereof, or
(iii) cause or permit the escape, disposal or release of any hazardous substances on or in the vicinity of the Building or Land; provided, that nothing herein shall prevent the Tenant's use of any hazardous substances customarily used in the ordinary course of office work if such use is for such ordinary course of office work and is in accordance with all Requirements applicable to the Land, the Building or the Premises or any part thereof.

         29.2. "Hazardous substances" are (i) any "hazardous wastes" as defined by the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended, and regulations promulgated thereunder; (ii) any "hazardous, toxic or dangerous waste, substance or material" specifically defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, and regulations promulgated thereunder; and (iii) any hazardous, toxic or dangerous chemical, biological or other waste, substance or material as defined in any so-called "superfund" or "superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning such waste, substance or material; including, without limiting the generality of the foregoing, asbestos, radon, urea formaldehyde, polychlorinated biphenyls, and petroleum products including gasoline, fuel oil, crude oil and various constituents of such products. Without limiting the generality of
Section 6.1(j) hereof, the Tenant agrees that the covenants and warranties contained in this Article are included within the matters as to which the Indemnitees shall be indemnified pursuant to said Section 6.1(j).

         29.3. The covenants contained in this Article shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE THIRTY

                                  30. BILLBOARD

         30.1. Subject to the terms and conditions of this Lease, the Tenant shall have the right to display advertisements on the billboard currently attached to the east side of the Building (the "Billboard"), provided that any and all such advertisements shall have been, in each instance, approved by the Landlord prior to the display of same, such approval of the Landlord not to be unreasonably withheld or delayed. The Tenant's acceptance and use of the Billboard shall be governed by the terms and provisions of this Lease which relate to the acceptance, use and occupancy of the Premises, including, without limitation, Sections 2.1, 3.2, 3.3, 4.1, 6.1, 11.1 and 19.1 hereof. In consideration for the right to display advertisements on the Billboard pursuant to this Article, the Tenant shall pay the Landlord the sum of Eight Thousand Dollars ($8,000) per month (the "Billboard Rent") at such time and place that fixed rent shall be paid to the Landlord pursuant to Article One hereof. Either party hereto shall have the option to terminate the Tenant's right to use the Billboard as herein provided upon sixty (60) days prior written notice to the other party hereto. From and after the effective date of such termination notice, the Tenant shall have no further right to display advertisements on the Billboard and shall not be obligated to pay the Billboard Rent. In the event neither party hereto shall have exercised its option to terminate the Tenant's right to utilize the Billboard as herein contemplated prior to a Default Termination, then in addition to any other sums due to the Landlord by the Tenant hereunder or otherwise in connection with a Default Termination, the Tenant shall pay to the Landlord as damages an amount equal to Sixteen Thousand Dollars ($16,000), less any net rents received by the Landlord with respect to the lease of the Billboard during the sixty (60) day period following a Default Termination, such net rents to be determined by first deducting from the gross rents as and when received by the Landlord from such reletting the expenses incurred by the Landlord in reletting the Billboard, including altering and preparing the Billboard for new tenants, brokers' commissions, and all other expenses properly chargeable against the Billboard and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said sixty (60) day period; provided, further, that (i) in no event shall the Tenant be entitled to receive any excess of such net Billboard rents over the sum of Sixteen Thousand Dollars ($16,000), and (ii) if the Billboard or any part thereof should be relet in combination with other space, then proper apportionment shall be made of the rent received from such reletting and of the expenses of reletting.

         IN WITNESS WHEREOF, the Landlord and the Tenant have duly executed this Lease as of the day and year first above written.

                                            LANDLORD:
                                            345 W. 37TH CORP.


                                            BY:     /S/ Morris Goldfarb
                                                    ---------------------------
                                            NAME:   MORRIS GOLDFARB
                                            TITLE:  CHIEF EXECUTIVE OFFICER

                                            TENANT:

                                            G-III LEATHER FASHIONS INC.


                                            BY:     /S/ Wayne Miller
                                                    ---------------------------
                                            NAME:   WAYNE S. MILLER
                                            TITLE:  CHIEF FINANCIAL OFFICER



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                              RULES AND REGULATIONS

         1. The rights of the Tenant in the sidewalks, entrances, corridors, stairways and elevators of the Building are limited to ingress to and egress from the Premises for any Tenant Party, and the Tenant shall not invite to the Premises, nor permit the visit thereto by, persons in such numbers or under such conditions as to interfere with the use and enjoyment by others of the sidewalks, entrances, corridors, stairways, elevators or any other facilities of the Building. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by any Tenant Party. The Landlord shall have the right to regulate the use of and operate the public portions of the Building, as well as portions furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

         2. The Landlord may refuse admission to the Building outside of Business Hours to any person not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of Business Hours to register. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prohibit all access to the Building during the continuance of the same, by closing doors or otherwise, for the safety of the tenants or protection of property in the Building. The Landlord shall, in no way, be liable to the Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this rule. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose Premises the package or object is being removed, but the establishment or enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of the Tenant against the removal of property from the Premises of the Tenant.

         3. The Tenant shall not obtain or accept for use in the Premises ice, drinking water, food, beverage, towel, linen, uniform, barbering, bootblacking or similar or related services from any persons not authorized by the Landlord to furnish such services. Such services shall be furnished only at such hours, in such places within the Premises and under such regulations as may be fixed by the Landlord.

         4. Where any damage to the public portions of the Building or to any portions used in common with other tenants is caused by any Tenant Party, the cost of repairing the same shall be paid by the Tenant upon demand.

         5. No lettering, sign, advertisement, trademark, emblem, notice or object shall be displayed in or on the windows or doors, or on the outside of the Premises, or at any point inside the Premises where the same might be visible outside the Premises, except that the name of the Tenant may be displayed on the entrance door of the Premises, subject to the approval of the Landlord as to the location, size, color and style of such display.

         6. No awnings or other projections of any kind over or around the windows or entrances of the Premises shall be installed by the Tenant, and only such window blinds and


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shades as are approved by the Landlord shall be used in the Premises. Linoleum, tile or other floor covering shall be laid in the Premises only in a manner approved by the Landlord.

         7. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon the Premises. If, in the judgment of the Landlord, it is necessary to distribute the concentrated weight of any safe or heavy object, the work involved in such distribution shall be done in such manner as the Landlord shall determine and the expense thereof shall be paid by the Tenant. The moving of safes and other heavy objects shall take place only upon previous notice to, and at times and in a manner approved by, the Landlord, and the persons employed to move the same in and out of the Building shall be acceptable to the Landlord. No machines, machinery or electrical or electronic equipment or appliances of any kind shall be placed or operated so as to disturb other tenants. Freight, furniture, business equipment, merchandise and packages of any description shall be delivered to and removed from the Premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by the Landlord.

         8. No noise, including the playing of any musical instrument, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by the Tenant. No animal shall be brought into or kept in the Building or the Premises. No dangerous, inflammable, combustible or explosive object or material shall be brought into or kept in the Building by the Tenant or with the permission of the Tenant, except as permitted by law and the insurance companies insuring the Building or the property therein. The Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in or emanate from the Premises. Any trash containers or receptacles used as such in the Premises shall be emptied, cared for and cleaned by the Tenant.

         9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in the Premises and no lock on any door shall be changed or altered in any respect. Duplicate keys for the Premises and toilet rooms shall be procured only from the Landlord, and the Tenant shall pay to the Landlord the Landlord's reasonable charge therefor. Upon the expiration or termination of the Lease, all keys to the Premises and toilet rooms shall be delivered to the Landlord.

         10. All entrance doors in the Premises shall be left locked by the Tenant when the Premises are not in use. No door (other than a door in an interior partition of the Premises) shall be left open at any time.

         11. The Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed by the Landlord when, in its judgment, it deems it necessary, desirable or proper for its best interest or for the best interests of the tenants, and no recission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a recission, alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to the Tenant for the nonobservance or violation by any other tenant of any of the rules or regulations at any time prescribed by the Landlord.



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         12. The Tenant shall promptly notify the Landlord of any inspection of the Premises by governmental agencies having jurisdiction over matters involving health or safety.

         13. The Tenant shall be responsible for maintaining the Premises rodent and insect free. Extermination services shall be provided by the Tenant, at its sole cost and expense, on a monthly basis.

         14. All food storage areas shall be adequately protected against vermin entry by a contractor approved in advance by the Landlord.

         15. Drain pipes shall be kept free of obstructions and operable at all times.

         16. Exit signs shall be illuminated, and other exit identification shall be operable, at all times.

         17. Emergency lighting, including battery components, shall be in good working condition at all times.




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         1.       Demise of Premises, Term and Rent.....................1

         2.       Occupancy.............................................2

         3.       Use of Premises.......................................3

         4.       Fixtures..............................................3

         5.       Electric Current and Water............................4

         6.       Various Covenants.....................................5

         7.       Assignment, Mortgaging, Subletting, etc...............9

         8.       Changes or Alterations by Landlord...................10

         9.       Damage by Fire, etc..................................10

         10.      Condemnation.........................................11

         11.      Compliance with Laws.................................13

         12.      Accidents to Sanitary and other Systems..............13

         13.      Subordination........................................14

         14.      Notices..............................................15

         15.      Conditions of Limitation.............................15

         16.      Re-entry by Landlord.................................17

         17.      Damages..............................................17

         18.      Waivers by Tenant....................................19

         19.      Tenant's Removal.....................................19

         20.      Elevators, Cleaning, Services, etc...................19

         21.      Lease Contains All Agreements-No Waivers.............20

         22.      Parties Bound; Exculpation...........................21

         23.      Curing Tenant's Defaults-Additional Rents............21

         24.      Real Estate Taxes and Operating Expenses.............22

         25.      Miscellaneous........................................25

         26.      Intentionally Omitted................................27

         27.      Brokerage Commission.................................27

         28.      Quiet Enjoyment......................................28

         29.      Hazardous Substances.................................28

         30.      Billboard............................................28


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